SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 31, 2003

(Date of earliest event reported)

Certified Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-31527	88-0444079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5101 N.W. 21st Avenue, Suite 350, Fort Lauderdale, Florida 33309

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (954) 677-0202

ITEM 5.    Other Events and Regulation FD Disclosure.

On October 31, 2003, The Cura Group, Inc., an operating subsidiary of the Registrant (“Cura”), filed its Answer to Complaint, Affirmative Defenses, and Counterclaim as against Continental Casualty Company and its affiliates (“CNA”) in the action entitled Continental Casualty Company, et al. v. The Cura Group, Inc.  Cura’s answer denies the allegations set forth within CNA’s complaint and denies that CNA is entitled to the relief it seeks therein.

Cura’s counterclaim alleges that CNA engaged in unfair and deceptive trade practices in violation of Florida and Illinois codes and made material misrepresentations or concealed material facts.  Specifically, Cura alleges that CNA imposed arbitrary and falsely inflated claims reserves and collateral requirements upon Cura.  Cura further alleges that CNA misrepresented Cura’s payroll, status of operations and client base in order to increase premiums and collateral requirements.  Cura’s counterclaim further asserts that CNA breached the workers’ compensation insurance policy and finance and related agreements.  Cura alleges CNA mishandled claims and payments, failed to provide required information, failed to adequately manage payments, disclose payroll audits to Cura, subrogate claims and failed to accept new clients of Cura.  In addition, Cura’s counterclaim alleges CNA improperly attempted to draw down upon Cura’s collateral, which is the subject of CNA’s action.

ITEM 7.    Exhibits.

Exhibit 99.1.  Answer to Complaint, Affirmative Defenses and Counterclaim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.

Dated:  November 5, 2003

CERTIFIED SERVICES, INC.
By:	/s/ Danny L. Pixler

Danny L. Pixler Chief Executive Officer